                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            AMERICAN BILTRITE INC.
     ---------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     ---------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1)  Title of each class of securities to which transaction applies:
    ________________________________________________________________________
  2)  Aggregate number of securities to which transaction applies:
    ________________________________________________________________________
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ________________________________________________________________________
  4)  Proposed maximum aggregate value of transaction:
    ________________________________________________________________________
  5)  Total fee paid:
    ________________________________________________________________________
[_] Fee paid previously with preliminary materials.
[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)  Amount Previously Paid:
    ________________________________________________________________________
  2)  Form, Schedule or Registration Statement No.:
    ________________________________________________________________________
  3)  Filing Party:
    ________________________________________________________________________
  4)  Date Filed:
    ________________________________________________________________________
    ________________________________________________________________________

                            AMERICAN BILTRITE INC.

                                57 RIVER STREET
                     WELLESLEY HILLS, MASSACHUSETTS 02181
                                ---------------

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                 MAY 12, 1997
                                ---------------

To the Stockholders of
American Biltrite Inc.:

  Notice is hereby given that the Annual Meeting of the Stockholders of American Biltrite Inc. will be held in the America Room, 2nd Floor, The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts, on Monday, May 12, 1997 at 1:00 P.M. Boston time, for the following purposes:

  1. To elect two directors who will hold office until the Annual Meeting of Stockholders in 2000 and until their successors are duly elected and qualified.

  2. To consider and act upon a proposal to amend and restate the Company's 1993 Stock Award and Incentive Plan.

  3. To transact any other business that may properly come before the meeting or any adjournment thereof.

  The close of business on March 26, 1997 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

  It is desirable that the stock of the Company should be represented as fully as possible at the Annual Meeting. Please sign, date and return the accompanying proxy in the enclosed envelope, which requires no postage if mailed in the United States. If you should attend the Annual Meeting, you may vote in person, if you wish, whether or not you have sent in your proxy.

                                      By Order of The Board of Directors

                                      Henry W. Winkleman
                                      Secretary

Wellesley Hills, Massachusetts
April 10, 1997

                                PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation, by and on behalf of the Board of Directors (the "Board") of American Biltrite Inc. (the "Company"), of proxies to be used in voting at the Annual Meeting of Stockholders (the "Meeting") to be held on May 12, 1997 in the America Room, 2nd Floor, The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts at 1:00 P.M. Boston time, and at any adjournments thereof. The principal executive offices of the Company are located at 57 River Street, Wellesley Hills, Massachusetts 02181. The cost of preparing and mailing the notice, proxy statement and proxy will be paid by the Company. It is expected that the solicitation of proxies will be by the Company by mail only, but may also be made by overnight delivery service, facsimile, personal interview, mail, telephone or telegraph by directors, officers or employees of the Company. The Company will request banks and brokers holding stock in their names or custody, or in the names of nominees for others, to forward copies of the proxy material to those persons for whom they hold such stock and to request authority for the execution of proxies and, upon request, will reimburse such banks and brokers for their out-of-pocket expenses incurred in connection therewith. This proxy statement and the accompanying proxy card were first mailed to stockholders on or about April 10, 1997.

  Proxies in the accompanying form, properly executed, duly returned to the Company and not revoked, will be voted at the Meeting (including adjournments), and where a specification is made by means of the ballot provided in the proxies regarding any matter presented to the meeting, such proxies will be voted in accordance with such specification.

  Any stockholder giving a proxy in the accompanying form retains the power to revoke it at any time prior to the exercise of the powers conferred thereby by filing a later dated proxy or by notice of revocation filed in writing with the Secretary of the Company. Attendance at the Meeting in person will not be deemed to revoke the proxy unless the stockholder affirmatively indicates at the Meeting an intention to vote the shares in person.

  On March 26, 1997, there were issued and outstanding 3,630,048 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Meeting or any adjournment thereof, and those entitled to vote will have one vote for each share held.

  A quorum for the consideration of any question at the Meeting will consist of a majority in interest of all stock issued and outstanding and entitled to vote upon that question. A plurality of the shares represented and voting at the Meeting is required to elect directors. On all other matters, a majority of the shares represented and voting at the Meeting is required to decide the question. Under applicable Delaware law, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the matters to be voted upon at the Meeting.

  A copy of the Annual Report of the Company for the fiscal year ended December 31, 1996 is enclosed with this proxy statement.

                             ELECTION OF DIRECTORS

  The Board is divided into three classes, the terms of which expire at successive Annual Meetings of Stockholders. Stockholders are being asked to elect two Class I directors at the Meeting. Jack Gold, who had been nominated by the Board to stand for re-election, died in April 1997. The accompanying proxy will be voted for the election of the nominees named in Class I below unless otherwise instructed. The term of those Class I directors elected at the Meeting will expire at the Annual Meeting of Stockholders held in 2000 upon the election and qualification of their successors. Should any person named below be unable or unwilling to serve as a director, persons named as proxies intend to vote for such other person as management may recommend. Each nominee is currently a director of the Company.

  The following table sets forth the name, age and principal occupation of each of the nominees for election as director and each current director in the classes continuing in office, together with a statement as to the period during which he or she has served as a director of the Company.

                                      BUSINESS EXPERIENCE AND              EXPIRATION OF
       NAME (AGE)                       OTHER DIRECTORSHIPS                PRESENT TERM
       ----------                     -----------------------              -------------
NOMINEES
--------
CLASS I
Gilbert K. Gailius (65).  Vice President and Chief Financial Officer of        1997
                          the Company. Director of the Company since 1983.
Richard G. Marcus (49)..  President and Chief Operating Officer of the         1997
                          Company. Director of the Company since 1982.
                          Vice Chairman of the Board of Directors of
                          Congoleum Corporation.
INCUMBENT DIRECTORS
-------------------
CLASS II
John C. Garrels, 3rd      Director, Global Banking, The First National         1998
 (57)...................  Bank of Boston, a national banking association.
                          Director of the Company since 1977.
James S. Marcus (67)....  Limited Partner, Goldman, Sachs & Co.,               1998
                          investment bankers. Director of the Company
                          since 1971. Director of Kellwood Company.
Roger S. Marcus (51)....  Chairman of the Board and Chief Executive            1998
                          Officer of the Company. Director of the Company
                          since 1981. Chairman of the Board of Directors
                          and Chief Executive Officer of Congoleum
                          Corporation.
CLASS III
Mark N. Kaplan, Esq.      Partner, Skadden, Arps, Slate, Meagher & Flom        1999
 (67)...................  LLP, attorneys. Director of the Company since
                          1982. Director of: Grey Advertising Inc.;
                          Diagnostic Retrieval Systems, Inc.; REFAC
                          Technology Development Corporation; Volt
                          Information Sciences, Inc.; Movie Fone, Inc.;
                          and Congoleum Corporation.
Natalie S. Marcus (80)..  Investor. Director of the Company since 1992.        1999
William M. Marcus (59)..  Executive Vice President and Treasurer of the        1999
                          Company. Director of the Company since 1966.
                          Director of: Reebok International Ltd.; and
                          Congoleum Corporation.
Kenneth I. Watchmaker     Executive Vice President and Chief Financial         1999
 (54)...................  Officer of Reebok International Ltd., footwear manufacturer and marketer. Prior to 1992, Mr.
                          Watchmaker was a Partner at Ernst and Young LLP,
                          accountants. Director of the Company since 1995.

Note: Natalie S. Marcus is the mother of Roger S. Marcus and Richard G. Marcus and the aunt of William M. Marcus. James S. Marcus is not related to Natalie, Roger, Richard or William Marcus.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF EACH OF THE NOMINEES FOR CLASS I DIRECTOR.

                               EXECUTIVE OFFICERS

  The following table sets forth certain information relating to the executive officers of the Company.

                                                                      EXECUTIVE OFFICER
EXECUTIVE OFFICER (AGE)   POSITION                                          SINCE
-----------------------   --------                                    -----------------
Roger S. Marcus (51)....  Chief Executive Officer                           1981
Richard G. Marcus (49)..  President and Chief Operating Officer             1982
William M. Marcus (59)..  Executive Vice President and                      1966
                          Treasurer
Gilbert K. Gailius (65).  Vice President-Finance and Chief Financial        1979
                          Officer
Richard R. Miquelon       Vice President and General Manager, Tape          1977
 (64)...................  Products Division
J. Dennis Burns (57)....  Vice President and General Manager, Tape          1985
                          Products Division
Edward J. Lapointe (54).  Controller                                        1983
Henry W. Winkleman (52).  Secretary                                         1989

                   CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

  The following table, together with the accompanying text and footnotes, sets forth, as of March 26, 1997, (a) the holdings of the Common Stock of each director of the Company and of each person nominated to become a director of the Company, (b) the holdings of the Common Stock of all officers and directors as a group and (c) the names, addresses and holdings of the Common Stock of each person who owns 5% or more of its Common Stock.

   NAME AND ADDRESS                         AMOUNT AND NATURE OF    PERCENT OF
   OF BENEFICIAL OWNER(1)                  BENEFICIAL OWNERSHIP(2) COMMON STOCK
   ----------------------                  ----------------------- ------------
DIRECTORS AND EXECUTIVE OFFICERS
Natalie Marcus...........................      1,100,532(3)(4)         28.7%
 c/o American Biltrite Inc.
 57 River Street
 Wellesley Hills, MA 02181
Richard G. Marcus........................        480,036(3)(5)         12.5
 c/o American Biltrite Inc.
 57 River Street
 Wellesley Hills, MA 02181
Roger S. Marcus..........................        477,390(3)(6)         12.5
 c/o American Biltrite Inc.
 57 River Street
 Wellesley Hills, MA 02181
William M. Marcus........................        347,844(3)(7)          9.1
 c/o American Biltrite Inc.
 57 River Street
 Wellesley Hills, MA 02181
Gilbert K. Gailius.......................            32,400(8)           --
J. Dennis Burns..........................            13,000(9)           --
Mark N. Kaplan...........................               2,000            --
John C. Garrels, 3rd.....................                 800            --
James S. Marcus..........................                 200            --
All directors and executive officers as a           2,187,606          57.1
 group (14 persons)......................
5% BENEFICIAL OWNERS
Dimensional Fund Advisors, Inc...........          276,500(10)          7.2%
 1299 Ocean Avenue, Suite 650
 Santa Monica, CA 90491
Wilen Management Corporation.............          217,660(11)          5.7
 2360 West Joppe Road, Suite 226
 Lutherville, MD 21093
Marvin C. Schwartz.......................          198,800(12)          5.2
 c/o Neuberger & Berman, LLC
 605 Third Avenue
 New York, NY 10158

--------
 (1) Addresses are given only for beneficial owners of more than 5% of the Common Stock.
 (2) Unless otherwise noted, the nature of beneficial ownership is sole voting and investment power.

 (3) As of the date set forth above, these shares were among the 2,127,202 shares, or 55.5%, of the outstanding Common Stock beneficially owned by the following persons, who have identified themselves as persons who have taken, and reasonably anticipate continuing to take, actions which direct or may cause the direction of the management and policies of the Company and the voting of their shares of Common Stock in a manner consistent each with the other, and who therefore may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); Natalie S. Marcus, Richard
     G. Marcus, Roger S. Marcus, William M. Marcus and Cynthia S. Marcus (c/o American Biltrite Inc., 57 River Street, Wellesley Hills, MA 02181). Charles E. Heming (c/o Wormser, Kiely, Galef & Jacobs, 711 Third Avenue, New York, NY 10017), trustee of certain trusts established by Natalie S. Marcus, may also be deemed to be a member of this group. Mr. Heming expressly disclaims his membership in this group.
 (4) Natalie S. Marcus has sole voting and investment power over 763,103 shares. Mrs. Marcus and Charles E. Heming, as co-trustees of certain trusts established by Natalie S. Marcus, have shared voting and investment power over 188,429 shares. Mrs. Marcus is also a co-trustee with Richard G. Marcus and Roger S. Marcus over 144,000 shares and trustee of a charitable trust which holds 5,000 shares.
 (5) Richard G. Marcus has sole voting and investment power over 282,836 shares. Mr. Marcus is also a co-trustee with Natalie S. Marcus and Roger
     S. Marcus over 144,000 shares. Mr. Marcus also has the right to acquire 53,200 shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Richard G. Marcus's wife, Beth A. Marcus, owns 1,850 shares; his daughter, Teri Marcus, and son, Todd Marcus, each own 4,750 shares.
 (6) Roger S. Marcus has sole voting and investment power over 280,190 shares. Mr. Marcus is also a co-trustee with Natalie S. Marcus and Richard G. Marcus over 144,000 shares. Mr. Marcus also has the right to acquire 53,200 shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.
 (7) William M. Marcus has sole voting and investment power over 303,284 shares. Mr. Marcus also has the right to acquire 44,560 shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. William M. Marcus's wife, Cynthia S. Marcus, owns 9,400 shares.
 (8) Gilbert K. Gailius has sole voting and investment power over 12,000 shares. Mr. Gailius has the right to acquire 20,400 shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.
 (9) J. Dennis Burns has sole voting and investment power over 3,000 shares. Mr. Burns has the right to acquire 10,000 shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.
(10) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission (the "Commission") on February 5, 1997.
(11) Based on information contained in a Schedule 13G filed with the Commission on February 5, 1997.
(12) Based on information contained in a Schedule 13G filed with the Commission on December 9, 1996.

  In February 1996, Richard G. Marcus entered into a settlement agreement in the form of a consent decree with the Commission in connection with the Commission's investigation covering trading in the Common Stock by an acquaintance of Mr. Marcus. Mr. Marcus, without admitting or denying the Commission's allegations of securities laws violations, agreed, among other things, to the entry of a permanent injunction against future violations of
Section 10(b) of, and Rule 10b-5 under, the Exchange Act.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock and other equity securities of the Company to file with the Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Based solely on a review of the copies of such reports furnished to the Company during fiscal year ended December 31, 1996, the Company believes all Section 16(a) filing requirements were satisfied.

                     DIRECTOR COMPENSATION AND COMMITTEES

  During 1996, the Board held four meetings. Each director who is not an officer and employee of the Company is entitled to receive a director's fee of $10,000 per year and $1,250 for each Board meeting and each Audit and Executive Committee meeting attended.

  Directors may elect to defer the receipt of all or a part of their fees. Amounts so deferred earn interest, compounded quarterly, at a rate equal to the base rate quoted by The First National Bank of Boston at the end of each quarter.

  There are four standing committees of the Board. The Company's Executive Committee consists of five members. The functions of the committee are to advise and aid the officers of the Company in all matters concerning its interests and the management of its business and, when the Board is not in session, to exercise all the powers of the Board with reference to the conduct of the business of the Company which may be lawfully delegated by the Board. During 1996, the Executive Committee held two meetings. The members of the Executive Committee are Messrs. William M. Marcus, Chairman, Roger S. Marcus, Richard G. Marcus, Mark N. Kaplan and John C. Garrels, 3rd.

  The Company also has an Audit Committee consisting of three members, all of whom are non-employee directors. The Audit Committee recommends engagement of the independent auditors, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors' report, reviews the activities and recommendations of the Company's internal auditors, considers comments made by the independent auditors with respect to the Company's internal control structure and reviews internal accounting procedures and controls with the Company's financial and accounting staff. During 1996, the Audit Committee held two meetings. The members of the Audit Committee are Messrs. Kenneth I. Watchmaker, James S. Marcus and John C. Garrels, 3rd.

  The Company's Compensation Committee currently consists of two members, Messrs. John C. Garrels, 3rd and Mark N. Kaplan. During 1996 and until early April 1997, the Compensation Committee consisted of three members, the current members and Jack Gold. The committee met twice during 1996. The Company does not have a nominating committee of the Board.

  The Board recently established a Stock Award Committee consisting of three members. The function of the committee is to grant Awards (as defined below) to executive officers of the Company (including without limitation the Company's Chief Executive Officer and the Company's four other most highly compensated officers). The members of the Stock Award Committee are John C. Garrels, 3rd, James S. Marcus and Kenneth I. Watchmaker.

                         COMPENSATION COMMITTEE REPORT

OVERALL POLICY

  The Company's executive compensation program is designed to reflect both corporate performance and individual responsibilities and performance. The Compensation Committee administers the Company's overall compensation strategy in an attempt to relate executive compensation appropriately to the Company's overall growth and success and to the executive's duties, demonstrated abilities and, where appropriate, the performance of the operating division or subsidiary for which the executive is responsible. The objectives of this strategy are to attract and retain the best possible executives, to motivate these executives to achieve the Company's business goals and to provide a compensation package that recognizes individual contributions as well as overall business results.

  Each year, the Compensation Committee conducts a review of the Company's executive compensation. This review includes consideration of: the relationship between an executive's current compensation and his current duties and responsibilities; the compensation of executive officers with similar duties and responsibilities; and inflationary trends. The annual compensation review permits an ongoing evaluation of the relationships among the size and scope of the Company's operations, the Company's performance and its executive compensation. The Compensation Committee also considers the legal and tax effects (including without limitation the effects of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)")) of the Company's executive compensation program in order to provide the most favorable legal and tax consequences for the Company.

  The Compensation Committee determines the compensation of the individuals whose compensation is detailed in this proxy statement (including in the Summary Compensation Table) and sets policies for and reviews the compensation awarded to the Company's most highly compensated corporate executives. This process is designed to provide consistency throughout the executive compensation program. In reviewing the individual performance of the executives whose compensation is described in this proxy statement (other than Roger S. Marcus, the Company's Chief Executive Officer), the Compensation Committee takes into account the views of Roger S. Marcus.

  The key elements of the Company's executive compensation consist of base salary, annual bonus and stock options. In 1996, the Compensation Committee established certain additional elements to the Company's executive compensation program, including principally split-dollar insurance arrangements. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Roger S. Marcus, are discussed below. In addition, although the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, insurance and other benefits, as well as the specific elements of the program described below.

BASE SALARIES

  Base salaries for executive officers are determined by considering historical salaries paid by the Company to officers having certain duties and responsibilities and then evaluating the current responsibilities of the position, the scope of the operations under management and the experience of the individual. Annual salary adjustments are determined by evaluating on an individual basis (i) new responsibilities of the executive's position, (ii) changes in the scope of the operations managed, (iii) the performance both of such operations and of the executive in the position and
(iv) annual increases in the cost of living.

  With respect to the base salary of Roger S. Marcus in 1996, the Compensation Committee took into account the Company's performance (and, specifically, the performance of Congoleum Corporation, a subsidiary of the Company), the asset values created for the Company by Congoleum Corporation under Mr. Marcus's leadership and the assessment by the Compensation Committee of Mr. Marcus's individual performance as Chief Executive Officer of both the Company and Congoleum Corporation. The Compensation Committee also took into account the length of Mr. Marcus's service to the Company and his increasing responsibilities in the course of such service. Mr. Marcus's base salary of $422,500 for 1996 represents an increase of 7.0% over his $395,000 base salary for 1995. The Compensation Committee approved a base salary of $437,500 for Mr. Marcus for 1997, an increase of 3.6% over his 1996 base salary.

ANNUAL BONUS

  The Company's executive officers are eligible for an annual cash bonus. Annual bonuses are determined on the basis of individual and corporate performance. The most significant corporate performance measure for bonus payments is earnings of the Company as a whole and then the relevant divisions or subsidiaries, where appropriate. The Compensation Committee has adopted a policy of paying bonuses to Roger S. Marcus and Richard G. Marcus of approximately 3-4% of the Company's after-tax earnings, taking into account significant non-operational occurrences and the actual level of profitability for the relevant year. In determining annual bonuses, the Committee also considers the views of Roger S. Marcus as Chief Executive Officer and discusses with him the appropriate bonuses for all executives, including himself.

  For 1996, Roger S. Marcus was awarded an aggregate bonus of $525,000. For 1995, he was awarded a bonus of $550,000. A portion of Mr. Marcus's 1996 bonus was based on earnings for the Company as a whole in accordance with the Compensation Committee policy set forth above. A substantial portion of Mr. Marcus's 1996 bonus, however, was awarded to Mr. Marcus for his exceptional performance as Chief Executive Officer of the Company and as Chief Executive Officer of Congoleum Corporation, taking into account certain payments by Congoleum Corporation to the Company relating to, among other things, Mr. Marcus's service as Chief Executive Officer of Congoleum Corporation. In awarding Mr. Marcus's aggregate bonus, the Compensation Committee also considered the performance of the Common Stock and Mr. Marcus's role in promoting the long-term strategic growth of the Company.

STOCK OPTIONS

  Under the Company's 1993 Stock Award and Incentive Plan (described below under the heading "Proposal to Amend and Restate the 1993 Stock Award and Incentive Plan"), stock options are granted to the Company's executive officers. Stock options are granted to the Company's executive officers by the Compensation Committee or the Stock Award Committee, as appropriate. Currently, these Committees set guidelines for the size of stock option awards based on factors similar to those used to determine base salaries and annual bonus. Stock options are designed to align the interests of executives with those of the stockholders.

  Under the 1993 Stock Award and Incentive Plan, stock options are typically granted with an exercise price equal to the market price of the Common Stock on the date of grant and vest over time. This approach is designed to encourage the creation of stockholder value over the long term since the full benefit of options granted under the plan cannot be realized unless stock price appreciation occurs over time.

SUPPLEMENTAL BENEFITS

  The Compensation Committee recently established supplemental benefits for certain executive officers of the Company. These supplemental benefits were proposed and approved as a means of addressing the substantial inequity to the five most highly compensated executive officers of the Company created by the cap on credited compensation under the Company's qualified pension plan described below under the caption "Defined Benefit Pension Plan." Effective as of December 20, 1996, the Company entered into split-dollar life insurance agreements for the benefit of each of William M. Marcus, Richard G. Marcus and Roger S. Marcus. Effective as of January 9, 1997, the Company entered into a similar agreement for the benefit of J. Dennis Burns. Under these contracts, the Company agreed to pay a portion of premiums due over a specified time period on certain variable life insurance policies providing life insurance protection for the family of each executive officer, subject to various terms and conditions. In 1996, the Company paid the full initial premiums under each of the policies, except for the policy insuring J. Dennis Burns, under which the Company paid only a portion of the initial premium in 1996 (the remainder of the premium having been paid in early 1997). In future policy years covered by the split-dollar agreements, although the Company is only obligated under the agreements to pay a portion of the executives' policy premiums, the Company may pay the full premium under any of the policies or reimburse the executives for some or all of their portion of the premiums under one or more of their respective policies covered by the agreements. Premiums paid in 1996 under the split-dollar agreements are reflected in the Summary Compensation Table set forth below under the column entitled "All Other Compensation." Under each of the split-dollar agreements, the Company is entitled to all of the net premiums paid by it upon termination of the agreement in accordance with its terms. Each life insurance policy subject to a split-dollar agreement has been assigned to the Company as collateral to secure recovery by the Company of the premiums paid by it on that policy.

  The Compensation Committee also recently approved unfunded supplemental retirement benefits for Gilbert K. Gailius, the Company's Chief Financial Officer, which entitle Mr. Gailius to post-retirement cash payments from the Company, payable on the same basis as benefits payable under The Retirement Plan for Salaried Employees of American Biltrite Inc. (the "Pension Plan"). The supplemental retirement benefits will equal the difference between (a) the dollar amount of retirement benefits to which Mr. Gailius would be entitled under the Pension Plan absent any limit on credited compensation imposed by the Internal Revenue Code of 1986, as amended ("Required Maximum"), and (b) the dollar amount of retirement benefits actually payable to Mr. Gailius under the Pension Plan. The present value of Mr. Gailius's supplemental retirement benefits is approximately $140,000. Mr. Gailius's rights with respect to these benefits are those of an unsecured creditor of the Company.

CONCLUSION

  Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance. In 1996, 46.1% of the Company's executive compensation consisted of performance-based variable elements. In the case of Roger S. Marcus, approximately 55.4% of his 1996 compensation consisted of performance-based variable elements. The Compensation Committee intends to continue the policy of linking executive compensation to corporate and individual performance, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                                          COMPENSATION COMMITTEE

                                          Mark N. Kaplan, Chairman
                                          John C. Garrels, 3rd

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mark N. Kaplan, a director of the Company, is a partner in Skadden, Arps, Slate, Meagher & Flom LLP, a law firm retained by the Company in 1996 and proposed to be retained during 1997. In fiscal year 1996, the Company paid fees for professional services and disbursements to such firm in the amount of $116,000.

  Jack Gold, a former director of the Company, was a principal in Gold and Gold, a law firm retained by the Company in 1996. In fiscal year 1996, the Company paid fees for professional services to such firm in the amount of $35,913.

                            EXECUTIVE COMPENSATION

  The following table sets forth information concerning the compensation earned by or paid to the Company's Chairman of the Board and Chief Executive Officer and the Company's four other most highly compensated officers for services rendered to the Company and its subsidiaries in all capacities during each of the last three years. The table also identifies the principal capacity in which each of the named executives served the Company at the end of 1996.

                          SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION
                                       ----------------------
NAME AND PRINCIPAL                                                 ALL OTHER
POSITION                          YEAR SALARY($)   BONUS($)    COMPENSATION($)(1)
------------------                ---- ----------  ----------  ------------------
Roger S. Marcus.................  1996     422,500    525,000       196,000
 Chairman of the Board and Chief  1995     395,000    550,000        16,000
 Executive Officer                1994     362,500    925,000        14,500
Richard G. Marcus...............  1996     422,500    525,000       156,000
 President and Chief              1995     395,000    550,000        16,000
 Operating Officer                1994     362,500    925,000        14,500
William M. Marcus...............  1996     338,500    160,000       226,000
 Executive Vice                   1995     316,000    160,000        16,000
 President and Treasurer          1994     290,000    240,000        14,500
Gilbert K. Gailius..............  1996     250,000    100,000        16,000
 Vice President--Finance and      1995     237,500    100,000        16,000
 Chief Financial Officer          1994     225,000    150,000        14,500
J. Dennis Burns.................  1996     171,250     60,000         7,000
 Vice President and General       1995     163,750     70,000         6,000
 Manager,                         1994     156,250     85,000         4,500
 Tape Products Division

--------
(1) The amounts disclosed in this column include:
  (a) Company contributions of $6,000, $6,000 and $4,500 in 1996, 1995 and 1994, respectively, under the Section 401(k) Savings Investment Plan on behalf of each individual listed;
  (b) payment by the Company of $10,000 in each of 1996, 1995 and 1994 to individual life insurance trusts for Roger S. Marcus, Richard G. Marcus, William M. Marcus and Gilbert K. Gailius; and
  (c) premiums paid by the Company in 1996 under split-dollar insurance arrangements on behalf of Roger S. Marcus, Richard G. Marcus, William
      M. Marcus and J. Dennis Burns, totalling $180,000, $140,000, $210,000 and $1,000, respectively.

                                 STOCK OPTIONS

  The table below sets forth information relating to stock option exercises in 1996 by the named executive officers of the Company and the number and value of each such officer's unexercised in-the-money options/SARs on December 31, 1996 based upon the difference between exercise price and closing price per share at fiscal year-end.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                    VALUES

                                                NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                    OPTIONS/SARS              OPTIONS/SARS
                                                      AT FY-END                 AT FY-END
                                              ------------------------- -------------------------
                           SHARES
                         ACQUIRED ON  VALUE
                          EXERCISE   REALIZED
     NAME                    (#)       ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
     ----                ----------- -------- ----------- ------------- ----------- -------------
Roger S. Marcus.........      --        --      53,200       28,800      $384,700     $154,800
Richard G. Marcus.......      --        --      53,200       28,800       384,700      154,800
William M. Marcus.......      --        --      44,560       23,040       338,260      123,840
Gilbert K. Gailius......      --        --      20,400        9,600       168,900       51,600
J. Dennis Burns.........    3,000    $41,500    10,000        4,000        83,500       21,500

                         DEFINED BENEFIT PENSION PLAN

  In addition to the remuneration set forth above, the Company contributes annually to the Pension Plan, a defined benefit pension plan. The annual actuarial valuation of the Pension Plan is performed using the Projected Unit Credit Cost Method as the actuarial cost method under which the Company's contributions are determined for all participants as a group. Allocations of the Company's contribution to individual participants are not readily available. Remuneration under the Pension Plan is calculated on the basis of the employee's highest average compensation over a period of five consecutive years during the last ten years of service ("final average compensation") subject to any applicable Required Maximum. Benefits payable under the Pension Plan are not subject to deduction for Social Security or other offset amounts.

  The table below sets forth the approximate maximum retirement benefits for employees retiring during 1996, subject to limitations, if any, imposed by law, payable under the Pension Plan to persons whose final average compensation is in the classification indicated.

                              PENSION PLAN TABLE

                                                    YEARS OF SERVICE
                                         ---------------------------------------
REMUNERATION                               15      20      25      30      35
------------                             ------- ------- ------- ------- -------
$125,000................................ $16,000 $21,000 $26,000 $31,000 $38,000
 150,000................................  19,000  25,000  31,000  38,000  44,000
 175,000................................  19,000  25,000  31,000  38,000  44,000
 200,000................................  19,000  25,000  31,000  38,000  44,000
 300,000................................  19,000  25,000  31,000  38,000  44,000
 400,000................................  19,000  25,000  31,000  38,000  44,000
 500,000................................  19,000  25,000  31,000  38,000  44,000

  The table below sets forth certain information relating to the Pension Plan with respect to the five most highly compensated executive officers of the Company. Remuneration covered by the Pension Plan for each of these executives currently is limited to the Required Maximum.

                                               1996 REMUNERATION CREDITED YEARS
        NAME                                    COVERED BY PLAN    OF SERVICE
        ----                                   ----------------- --------------
   Roger S. Marcus............................     $150,000            29
   Richard G. Marcus..........................      150,000            26
   William M. Marcus..........................      150,000            36
   Gilbert K. Gailius.........................      150,000(1)         18
   J. Dennis Burns............................      150,000            12

--------
(1) Mr. Gailius also has certain supplemental retirement benefits described above in the Compensation Committee Report that negate the effect of the Required Maximum as to Mr. Gailius and entitle Mr. Gailius to aggregate retirement benefits (under the Pension Plan and the supplemental retirement benefits) based on his full final average compensation.

                      CUMULATIVE TOTAL STOCKHOLDER RETURN

  The graph that follows compares the monthly cumulative total stockholder return of the Common Stock to the monthly cumulative returns of the American Stock Exchange Market Value Index and a Peer Group Index which includes companies in Standard Industrial Classification (SIC) code number 3089--Plastic Products, N.E.C.


                    COMPARISON OF CUMULATIVE TOTAL RETURN
                 OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

-----------------------------FISCAL YEAR ENDING---------------------------------
COMPANY                    1991     1992     1993     1994     1995     1996

AMERICAN BILTRITE INC      100      116.93   279.54   342.90   272.48   284.37
INDUSTRY INDEX             100       98.15   124.86   122.70   148.74   191.56
BROAD MARKET               100      101.37   120.44   106.39   137.13   144.70

                         PROPOSAL TO AMEND AND RESTATE
                    THE 1993 STOCK AWARD AND INCENTIVE PLAN

GENERAL

  On August 12, 1993, the Board adopted, subject to stockholder approval, the American Biltrite Inc. 1993 Stock Award and Incentive Plan (the "Plan"), authorizing certain awards of options, stock appreciation rights, limited stock appreciation rights, restricted stock, restricted stock units, dividend equivalents and other stock-based and cash-based awards (each, an "Award" and collectively, the "Awards"). The Plan was approved by stockholders on May 4, 1994. The Plan affords an incentive to selected employees and independent contractors of the Company and its subsidiaries and affiliates (the Company and any such subsidiaries and affiliates being collectively referred to hereinafter in connection with this proposal and the summary of the Amended Plan (as defined below) set forth below as the "Company") to acquire a proprietary interest in the Company, to continue as employees or independent contractors of the Company, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business. As originally adopted, the Plan provided for the award of stock incentives totalling no more than 200,000 shares of Common Stock (400,000 shares, as adjusted to reflect the split of Common Stock approved by the Board on May 4,
1994). On March 4, 1997, the Board adopted, subject to stockholder approval, amendments to the Plan and approved a restatement of the Plan, as amended (the "Amended Plan").

  The purposes of the amendments are to (i) increase from 400,000 to 550,000 the number of shares available for Awards granted under the Plan; (ii) limit the number of shares subject to award in each year as stock appreciation rights, limited stock appreciation rights, restricted stock and restricted stock units to 100,000 per employee to enable such stock appreciation rights, limited stock appreciation rights, restricted stock and restricted stock units granted under the Amended Plan to qualify as performance-based compensation within the meaning of Section 162(m); (iii) limit the number of shares subject to award in each year as any other type of stock-based Award to 100,000 per employee and limit the value of any cash-based Award granted in any year to $100,000 per employee to enable such other stock-based and cash-based Awards to qualify as performance-based compensation within the meaning of Section 162(m); (iv) establish objective performance goals for the vesting of certain stock-based and all cash-based Awards granted under the Amended Plan to enable such Awards to qualify as performance-based compensation within the meaning of
Section 162(m); and (v) permit administration of the Amended Plan by both the Compensation Committee and the Stock Award Committee. Section 162(m) limits the Company's tax deduction to $1 million per year (the "Million Dollar Cap") for certain compensation paid to each of its Chief Executive Officer and the four highest compensated executives other than the Chief Executive Officer named in the proxy statement. Regulations issued under Section 162(m) exclude from the Million Dollar Cap "performance based compensation"-- compensation that is calculated based on attainment of pre-established, objective performance goals, if certain requirements are met.

  The Amended Plan contains provisions regarding equitable adjustment in the terms of Awards in the event of certain corporate events, such as reorganizations, mergers, recapitalizations and stock splits.

  A summary of the principal features of the Amended Plan is set forth below and is qualified in its entirety by the full text of the Amended Plan attached hereto as Appendix A. Stockholders are being asked to approve the amendment and restatement of the Plan reflected in the Amended Plan.

TERM

  The Plan took effect upon its adoption by the Board in 1993. The amendments to the Plan took effect upon their adoption by the Board on March 4, 1997 (the "Effective Date"). Except as otherwise specified in the Amended Plan, the term of each Award under the Amended Plan is as determined by the committee granting the Award.

THE COMMITTEES

  The Amended Plan provides that it shall be administered by a committee or committees of the Board (or a subcommittee thereof) established for that purpose (the "Committee" or "Committees"). To the extent it is desirable for Awards made under the Amended Plan to qualify as performance-based compensation within the meaning of Section 162(m) or to obtain exemptive relief under the provisions of Rule 16b-3 under the Exchange Act, the Committee (or at least one of the Committees) shall be constituted so as to comply with applicable requirements. The Amended Plan is currently administered by two committees of the Board, the Compensation Committee and the Stock Award Committee. The Stock Award Committee was specifically established by the Board to grant Awards to the executive officers of the Company (including without limitation the Chief Executive Officer and the other four most highly compensated executive officers).

PARTICIPANTS

  The respective Committees designate the employees and independent contractors granted Awards under the Amended Plan and determine the type and amount of each award. The respective Committees also determine the timing and amount of Awards granted under the Amended Plan. Accordingly, the amount of any such Awards is not determinable at this time.

NUMBER OF SHARES

  The number of shares of the Common Stock available for the grant of Awards under the Amended Plan is 257,840 shares. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Stock-based Awards made under the Amended Plan to any individual may not exceed 100,000 shares in any one calendar year.

PERFORMANCE FACTORS

  Each Committee shall determine the Performance Factors (as defined below), if any, relating to each other stock-based and cash-based Award granted by that Committee. Performance Factors shall mean the criteria and objectives, determined by the Committee granting the Award, which must be met as a condition of the employee's receipt of benefits with respect to any other stock-based or cash-based Award granted by that Committee. "Performance Factors" may include any or all of the following: (i) revenue growth; (ii) EBITA; (iii) operating cash flow; (iv) operating income growth or level; (v) market share; (vi) working capital; (vii) net customer sales per product line;
(viii) net income; (ix) earnings or earnings per share; (x) earnings from operations; (xi) return on equity or return on assets; or (xii) the extent of the increase or decrease of any one or more of the foregoing during the applicable fiscal year. Performance Factors may relate to the performance of the Company, a business unit thereof or any combination of the two. With respect to employees who are not Covered Employees (as defined in the Amended
Plan), Performance Factors may also include such subjective performance goals as each Committee may, from time to time, establish.

STOCK OPTIONS

  Each option for the purchase of shares of Common Stock may be granted under the Amended Plan and is designated as a nonqualified stock option ("NQSO") or as an incentive stock option ("ISO").

  The per share exercise price of an option is determined by the Committee granting the option but may not be less than the fair market value of a share of the Common Stock on the date of grant of such option (or, under current law, 110% of the fair market value of a share of Common Stock on the date of grant of an ISO if the recipient of the ISO owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries of affiliates). In no event shall the per share exercise price of an option be less than the par value per share, if any. The per share exercise price of an option may be paid in cash or by an exchange of Common Stock owned by the grantee, or a combination of both, in an amount having a combined fair market value equal to such exercise price.

  An option may not be exercised unless the grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company, subject to extensions of exercisability contained in applicable award agreements except that an independent contractor relationship shall be insufficient to allow the grant or exercise of an ISO. Unless otherwise determined by the Committee granting the options, options terminate upon termination of a grantee's employment or independent contractor relationship with the Company. Options may be subject to such other conditions as the Committee granting the options may determine, including without limitation restrictions on transferability of the shares acquired upon exercise of such options and restrictions pertaining to ISOs under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS

  A stock appreciation right ("SAR") is a right to be paid an amount measured by the appreciation in the fair market value of the Common Stock from the date of the grant to the date of exercise of the right. A limited stock appreciation right ("LSAR") is a right to receive with respect to each share subject thereto, automatically upon the occurrence of a Change in Control (as defined in the Amended Plan) of the Company, an amount equal to the excess of
(i) the Change in Control Price (as defined in the Amended Plan) (in the case of an LSAR granted in tandem with an ISO, the fair market value of one share on the date of such Change in Control) over (ii) the grant price of the LSAR (which in the case of an LSAR granted in tandem with an option shall be equal to the exercise price of the underlying option and which in the case of any other LSAR shall be such price as the Committees granting the LSAR determine), subject to certain specified conditions.

  Unless the Committee with authority to grant the relevant Award determines otherwise, an SAR or an LSAR (i) granted in tandem with a NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (ii) granted in tandem with an ISO may only be granted at the time of the grant of the related ISO. An SAR or LSAR granted in tandem with an option shall be exercisable only to the extent the underlying option is exercisable.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

  Restricted Stock is stock that may be subject to certain restrictions and to a substantial risk of forfeiture. Restricted Stock granted under the Amended Plan shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee granting the Award may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances and in such installments, or otherwise, as the Committee granting the Award may determine. Upon termination of a grantee's employment or independent contractor relationship with the Company during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents (as defined below) that are at that time subject to restrictions shall be forfeited, subject to certain specified conditions.

  Restricted Stock Units represent the right to receive Common Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria. Delivery of Common Stock or cash, as determined by the Committee granting the Restricted Stock Unit, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee granting the Restricted Stock Unit. Restricted Stock Units shall also be subject to such restrictions as the Committee granting the Restricted Stock Unit may impose, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee granting the Restricted Stock Units may determine. Upon termination of a grantee's employment or termination of a grantee's independent contractor relationship during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Common Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units held by the grantee that are then subject to deferral or restriction shall be forfeited, subject to certain specified conditions.

OTHER AWARDS

  The Committees are authorized to grant Common Stock as a bonus, or to grant other Awards in lieu of Company commitments to pay cash under other plans or compensatory arrangements, as set forth in the Amended Plan. The Committees are also authorized to grant cash, Common Stock or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock ("Dividend Equivalents") under specified terms and conditions. In addition, the Committees are authorized to grant other stock-based Awards as an element of or supplement to any other Award under the Amended Plan, as deemed by the Committee granting the Award to be consistent with the purposes of the Amended Plan.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to Awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

  Non-Qualified Stock Options. An optionee will not recognize any taxable income upon the grant of a NQSO and the Company will not be entitled to a tax deduction with respect to the grant of a NQSO. Upon exercise, the excess of the fair market value of a share of Common Stock on the exercise date over the option exercise price will be taxable as ordinary income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such ordinary income.

  In the event of a sale of a share of Common Stock received upon the exercise of a NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Common Stock is more than one year.

  Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below. The amount by which the fair market value of the Common Stock on the exercise date of an ISO exceeds the exercise price generally will increase the optionee's "alternative minimum taxable income."

  A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (i) the lesser of
(a) the fair market value of the shares at the time of exercise and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

  Exercise with Shares. If an optionee uses previously acquired shares of Common Stock to pay the exercise price of an option, the optionee would not ordinarily recognize any taxable income to the extent that the number of new shares of Common Stock received upon exercise of the option does not exceed the number of previously acquired shares so used. If non-recognition treatment applies to the payment for option shares with previously acquired shares, the tax basis of the option shares received without recognition of taxable income is the same as the basis of the shares surrendered as payment. In the case of an ISO, if a greater number of shares of Common Stock is received upon exercise than the number of shares surrendered in payment of the option price, such excess shares will have a zero basis in the hands of the holder. Where a NQSO is being exercised, the option holder will be required to include in gross income (and the Company will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the option is exercised less any cash paid for the shares. Moreover, if the stock previously acquired by exercise of an ISO is transferred in connection with the exercise of another option whether or not an ISO, and if, at the time of such transfer, the stock so transferred has not been held for the holding period required in order to receive favorable treatment under the rules governing ISO's, then such transfer will be treated as a disqualifying disposition of the shares so transferred.

AMENDMENT

  The Board may at any time and from time to time alter, amend, suspend or terminate the Amended Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for Awards granted under the Amended Plan to continue to comply with Rule 16b-3 or Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights under any Award theretofore granted under the Amended Plan of any grantee, without such grantee's consent.

ADOPTION

  A vote of the majority of the Company's stockholders present or represented at the Meeting is required to approve the amendment and restatement of the Plan reflected in the Amended Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE PLAN REFLECTED IN THE AMENDED PLAN.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has selected Ernst & Young LLP as the Company's independent public accountants for 1997. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented in the proxy statement for the 1998 Annual Meeting of Stockholders of the Company must be received by the Company at its principal executive offices no later than December 5, 1997.

                                 OTHER MATTERS

  Management of the Company has no knowledge of any other matters which may come before the Meeting and does not itself intend to present any such other matters. However, if any such other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Henry W. Winkleman
                                          Secretary

Wellesley Hills, Massachusetts
April 10, 1997

                                                                     APPENDIX A

                            AMERICAN BILTRITE INC.

                      1993 STOCK AWARD AND INCENTIVE PLAN
                  AS AMENDED AND RESTATED AS OF MARCH 4, 1997

 Section 1. Purpose; Types of Awards; Construction.

  The purpose of the American Biltrite Inc. 1993 Stock Award and Incentive Plan, as amended and restated as of March 4, 1997, is to afford an incentive to selected employees and independent contractors of the Company (as defined in Section 2), or any Subsidiary (as defined in Section 2) or Affiliate (as defined in Section 2) which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as employees or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business. Pursuant to Section 6 of the Plan (as defined in Section 2), there may be granted stock options (including incentive stock options and nonqualified stock options), stock appreciation rights and limited stock appreciation rights (either in connection with options granted under the Plan or independently of options), restricted stock, restricted stock units, dividend equivalents and other stock-based or cash-based awards.

 Section 2. Definitions.

  For purposes of the Plan, the following terms shall be defined as set forth below:

    (a) "Affiliate" means any entity if, at the time of granting of an Award,
  (i) the Company, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of the Company.

    (b) "Award" means any Option, SAR (including a Limited SAR), Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock-Based Award or Cash-Based Award granted under the Plan.

    (c) "Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award.

    (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

    (e) "Board" means the Board of Directors of the Company.

    (f) "Cash-Based Award" means cash awarded under Section 6(h), including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.


    (g) "Change in Control" means a change in control of the Company which will be deemed to have occurred if:

      (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than an Exempt Person), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

      (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
    (i), (iii) or (iv) of this Section 2(f)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

      (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined), other than an Exempt Person, acquired 50% or more of the combined voting power of the Company's then outstanding voting securities; or

      (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

    (h) "Change in Control Price" means the higher of (i) the highest price per share paid in any transaction constituting a Change in Control or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding or following a Change in Control.

    (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (j) "Committee" means the committee or committees established by the Board to administer the Plan; provided, however, that to the extent desired for Awards under the Plan to comply with the applicable provisions of
  Section 162(m) of the Code or to obtain exemptive relief under Rule 16b-3, "Committee" means either such committee (or a subcommittee thereof) or such other committee, as the case may be, which shall be constituted to comply with the applicable requirements of Rule 16b-3 and Section 162(m) of the Code and the regulations promulgated thereunder.

    (k) "Company" means American Biltrite Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

    (l) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

    (m) "Dividend Equivalent" means a right, granted to a Grantee under
  Section 6(g), to receive cash, Stock or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award and may be paid currently or on a deferred basis.

    (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by rules, regulations, interpretive releases, rulings and cases.

    (o) "Executive Officer" shall have the meaning set forth in Rule 3b-7 under the Exchange Act.

    (p) "Exempt Person" means (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company,
  (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock or (iv) any person or group of persons who, immediately prior to the adoption of this Plan, owned more than 50% of the combined voting power of the Company's then outstanding voting securities.

    (q) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

    (r) "Grantee" means a person who, as an employee or independent contractor of the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

    (s) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

    (t) "Limited SAR" means a right granted pursuant to Section 6(c) which shall, in general, be automatically exercised for cash upon a Change in Control.

    (u) "NQSO" means any Option that is not an ISO.

    (v) "Option" means a right, granted to a Grantee under Section 6(b), to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISO's may not be granted to independent contractors.

    (w) "Other Stock-Based Award" means a right or other interest granted to a Grantee under Section 6(h) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan and (ii) a right granted to a Grantee to acquire Stock from the Company for cash and/or a promissory note containing terms and conditions prescribed by the Committee.

    (x) "Plan" means this American Biltrite Inc. 1993 Stock Award and Incentive Plan, as amended from time to time.

    (y) "Restricted Stock" means an Award of shares of Stock to a Grantee under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

    (z) "Restricted Stock Unit" means a right granted to a Grantee under
  Section 6(e) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

    (aa) "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

    (ab) "Stock" means the common stock, par value $.01 per share, of the Company.

    (ac) "SAR" or "Stock Appreciation Right" means the right, granted to a Grantee under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or property as specified in the Award or determined by the Committee.

    (ad) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

 Section 3. Administration.

  The Plan shall be administered by the Committee or Committees established for that purpose. Each Committee administering the Plan shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation the authority: to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

  Each Committee may appoint a chairperson and a secretary, may make such rules and regulations for the conduct of its business as it shall deem advisable and shall keep minutes of its meetings. All determinations of each Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. Each Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and each Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility such Committee or such person may have under the Plan. All decisions, determinations and interpretations of each Committee shall be final and binding on all persons, including the Company, any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

  No member of the Board or any Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

 Section 4. Eligibility.

  Awards may be granted to selected employees and independent contractors of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee authorized to make the Award. In determining the persons to whom Awards shall be granted and the type of Award granted (including the number of shares to be covered by such Award), each Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.

 Section 5. Stock Subject to the Plan.

  The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 550,000 shares of Stock, subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Notwithstanding the foregoing, Awards to any individual under the Plan which are made in or based upon shares of Stock may not exceed 100,000 shares per calendar year. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; provided that, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock or Restricted Stock Units with respect to which dividends or Dividend Equivalents have been paid or accrued, the number of shares subject to such Awards shall not be available for Awards hereunder unless, in the case of shares with respect to which dividends or Dividend Equivalents were accrued but unpaid, such dividends and Dividend Equivalents are also forfeited, cancelled, exchanged or surrendered. Upon the exercise of any Award granted in tandem with any other Award or Awards, such related Award or Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

  In the event that either of the Committees shall determine that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then that Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards and (iii) the exercise price, grant price or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code.

 Section 6. Specific Terms of Awards.

    (a) GENERAL. The term of each Award shall be for such period as may be determined by the Committee granting the Award. Subject to the terms of the Plan and any applicable Award Agreement, payments or benefit distributions to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation or exercise of an Award may be made in such forms as the Committee granting the Award shall determine at the date of grant or thereafter, including without limitation cash, Stock or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Each Committee may make rules relating to installment or deferred payments or distributions with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee granting the Award may impose on such Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as that Committee shall determine.

    (b) OPTIONS. Each Committee is authorized to grant Options to Grantees on the following terms and conditions:

      (i) TYPE OF AWARD. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

      (ii) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee granting the Award; provided that, in the case of an ISO, such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, and in no event shall the exercise price for the purchase or shares be less than par value. The exercise price for Stock subject to an Option may be paid in cash, by an exchange of Stock previously owned by the Grantee or in a combination of both in an amount having a combined value equal to such exercise price. A Grantee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. (S)220 or any successor thereto.

      (iii) TERM AND EXERCISABILITY OF OPTIONS. The date on which a Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted; provided that Option grants made prior to approval of the Plan by requisite vote of the Company's stockholders shall be deemed to have been granted on the date of such approval. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee granting the Award may determine, as reflected in the Award Agreement; provided that the Committee granting the Award shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee granting the Award or its designated agent.

      (iv) TERMINATION OF EMPLOYMENT, ETC. An Option may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which
    Section 424(a) of the Code applies) and unless the Grantee has remained continuously so employed or has continuously maintained such relationship since the date of grant of the Option; provided that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

      (v) OTHER PROVISIONS. Options may be subject to such other conditions, including without limitation restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee granting the Award may prescribe in its discretion.

    (c) SARS AND LIMITED SARS. Each Committee is authorized to grant SARs and Limited SARs to Grantees on the following terms and conditions:

      (i) IN GENERAL. Unless the Committee granting the Award determines otherwise, an SAR or a Limited SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR or a Limited SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

      (ii) SARS. An SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee granting the Award may determine).

      (iii) LIMITED SARS. A Limited SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, automatically upon the occurrence of a Change in Control, an amount equal to the excess of (1) the Change in Control Price (or, in the case of a Limited SAR granted in tandem with an ISO, the Fair Market Value of one share of Stock on the date of such Change in Control) over (2) the grant price of the Limited SAR (which in the case of a Limited SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other Limited SAR shall be such price as the Committee granting the Award determines).

    (d) RESTRICTED STOCK. Each Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

      (i) ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee granting the Award may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee granting the Award may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder, including without limitation the right to vote Restricted Stock and the right to receive dividends thereon.

      (ii) FORFEITURE. Upon termination of employment or termination of the independent contractor relationship during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee granting the Award may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee granting the Award may in other cases waive in whole or in part the forfeiture of Restricted Stock.

      (iii) CERTIFICATES FOR STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee granting the Award shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

      (iv) DIVIDENDS. Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment at such later date as determined by the Committee granting the Award, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend and other property distributed as a dividend shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

    (e) RESTRICTED STOCK UNITS. Each Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

      (i) AWARD AND RESTRICTIONS. Delivery of Stock or cash, as determined by the Committee granting the Award, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee granting the Award. In addition, Restricted Stock Units shall be subject to such restrictions as the Committee granting the Award may impose, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee granting the Award may determine.

      (ii) FORFEITURE. Upon termination of employment or termination of the independent contractor relationship during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided, however, that the Committee granting the Award may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

    (f) STOCK AWARDS IN LIEU OF CASH AWARDS. Each Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee granting the Award.

    (g) DIVIDEND EQUIVALENTS. Each Committee is authorized to grant Dividend Equivalents to Grantees. The Committee granting the Award may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock or other investment vehicles as the Committee granting the Award may specify; provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

    (h) OTHER STOCK-BASED AWARDS AND CASH-BASED AWARDS. Each Committee is authorized to grant to Grantees Other Stock-Based Awards or Cash-Based Awards as an element of or supplement to any other Award under the Plan, as deemed by the Committee granting the Award to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee granting the Award, or valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee granting the Award shall determine the terms and conditions of such Awards at the date of grant or thereafter. Cash-Based Awards made under the Plan to any individual shall not exceed $100,000 in any calendar year.

    (i) To the extent necessary to comply with the provisions of Section 162(m) of the Code, each Committee may require that Awards made under the Plan will be paid only on account of the attainment of one or more preestablished Performance Factors. The Performance Factors shall be the criteria and objectives, determined by the Committee granting the Award, which must be met during a specified period as a condition of the Participant's receipt of payment or a distribution with respect to an Award. Performance Factors may include any or all of the following: (i) revenue growth, (ii) EBITA, (iii) operating cash flow, (iv) operating income growth or level, (v) market share, (vi) working capital, (vii) net customer sales per product line, (viii) net income, (ix) earnings or earnings per share, (x) earnings from operations, (xi) return on equity or return on assets or (xii) the extent of increase or decrease of any one or more or the foregoing over the specified period. Such Performance Factors may relate to the performance of the Company, a business unit thereof or any combination of the two. With respect to participants who are not Covered Employees, Performance Factors may also include such subjective Performance Factors as each Committee may, from time to time, establish. Each Committee shall have the sole discretion to determine whether, or to what extent, Performance Factors are achieved; provided, however, that payment of Awards conditioned upon the attainment of each Performance Factors shall not be made to Covered Employees until achievement of each Performance Factor has been certified by the Committee granting the Award.

 Section 7. Change in Control Provisions.

    In the event of a Change of Control:

    (a) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

    (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other Award granted under the Plan shall lapse, such Awards shall be deemed fully vested and any performance conditions imposed with respect to Awards shall be deemed fully achieved.

 Section 8. General Provisions.

    (a) COMPLIANCE WITH LEGAL AND REGULATORY REQUIREMENTS. The Plan, the granting and exercising of Awards thereunder and the other obligations of the Company under the Plan and any Award Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award until completion of any stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

    (b) NON-TRANSFERABILITY. Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution.

    (c) NO RIGHT TO CONTINUED EMPLOYMENT, ETC. Nothing in the Plan or in any Award granted or Award Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or as an independent contractor of, the Company, any Subsidiary or any Affiliate, or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee's employment or independent contractor relationship.

    (d) TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award, any payment or distribution including a distribution of Stock relating to an Award, or any other payment or distribution to a Grantee under this Plan, amounts for withholding taxes and other taxes due in connection with any transaction involving an Award and to take such other action as the Committee granting the Award may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding and other tax obligations relating to any Award. This authority shall include without limitation authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

    (e) AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted under the Plan.

    (f) NO RIGHTS TO AWARDS; NO STOCKHOLDER RIGHTS. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of a stock certificate to him, her or it for such shares.

    (g) UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or distributions not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

    (h) NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee granting the Award shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

    (i) GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

    (j) EFFECTIVE DATE; PLAN TERMINATION. The Plan shall take effect upon adoption by the Board (the "Effective Date"), but the Plan, any grants of Awards made prior to the stockholder approval mentioned herein and any amendments thereto requiring stockholder approval shall be subject to the approval of the holders of a majority of the voting power of all issued and outstanding voting securities of the Company entitled to vote thereon, which approval must occur within twelve months of the date the Plan or amendment is adopted by the Board. In the absence of such approval, such Awards shall be null and void.

                                  DETACH HERE



P

R
                            AMERICAN BILTRITE INC.
O
                  Annual Meeting of Stockholders May 12, 1997
X
          This proxy is solicited on behalf of the Board of Directors
Y
     The undersigned hereby appoints Roger S. Marcus, Richard G. Marcus, and William M. Marcus and each of them, as attorneys and proxies, with full power of substitution, to represent and to vote, as designated below, at the Annual Meeting of Stockholders of American Biltrite Inc. (the "Company") to be held in the America Room, 2nd floor, at The Bank of Boston, 100 Federal Street, Boston, Massachusetts on Monday, May 12, 1997 at 1:00 P.M., Boston time, and at any adjournment thereof, all shares of Common Stock of the Company which the undersigned could vote if present in such manner as such proxies may determine on any matters which may properly come before the meeting and to vote on the following as specified on the reverse side.


              (Important - Please sign and date on reverse side)


                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

                                  DETACH HERE


[X] Please mark
    votes as in
    this example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE:

1.  ELECTION OF CLASS 1 DIRECTORS

NOMINEES:  Gilbert K. Gailius
           Richard G. Marcus

             FOR    WITHHELD
             [_]      [_]
For, except vote withheld from the following nominee(s):


________________________________________________________


                                         FOR      AGAINST      ABSTAIN

2.  Amend and Restate the Company's      [_]        [_]          [_]
    1993 Stock Award and Incentive
    Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL ABOVE.

   MARK HERE
 FOR ADDRESS  [_]
  CHANGE AND
NOTE AT LEFT

PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POST-PAID RETURN ENVELOPE.

NOTE: Signature(s) should agree with name(s) as printed hereon. All joint owners and fiduciaries should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian for a minor, please give full title as such. If a corporation, please sign full corporate name and indicate the signer's office of authority. If a partner, sign in partnership name by authorized person.


Signature __________________ Date ___________

Signature __________________ Date ___________

Signature __________________ Date ___________